4913-4488-9714.2 Exhibit 5.2 1140 SW Washington St, Ste 700 | Portland, OR 97205 October 30, 2025 Glacier Bancorp, Inc. 49 Commons Loop Kalispell, MT 59901 Ladies and Gentlemen: We have acted as counsel to Glacier Bancorp, Inc., a Montana corporation (“Glacier”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement registers an indeterminate number or amount, as applicable, of (1) shares of Glacier’s common stock, par value $0.01 per share (the “Common Stock”); (2) shares of Glacier’s preferred stock, par value $0.01 per share (the “Preferred Stock”); (3) depositary shares representing fractional shares of the Preferred Stock evidenced by depositary receipts (the “Depositary Shares”); (4) senior and subordinated debt securities (the “Debt Securities”); (5) warrants to purchase Common Stock, Preferred Stock, Depositary Shares, or Debt Securities (the “Warrants”); (6) rights to purchase Common Stock, Preferred Stock, Depositary Shares, or Debt Securities (the “Rights”); and (7) units consisting of any combination of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, and Rights (the “Units” and, together with the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, and Rights, the “Securities”). The Debt Securities will be issued, in one or more series, pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder (as it may be supplemented or amended from time to time, an “Indenture”), between Glacier and a trustee to be selected by Glacier (the “Trustee”), the forms of which are attached to the Registration Statement as Exhibits 4.4 and 4.5. The Securities will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act. In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including (i) Glacier’s Restated Articles of Incorporation, as amended through the date hereof (the “Articles”); (ii) Glacier’s bylaws, as amended through the date hereof (the “Bylaws”); (iii) a copy of resolutions of the Glacier Board of Directors (the “Board of Directors”) relating to the

4913-4488-9714.2 Glacier Bancorp, Inc. October 30, 2025 Page 2 Registration Statement, certified by Glacier’s corporate secretary; and (iv) the Registration Statement and the exhibits thereto to be filed with the Commission. We have further relied as to certain factual matters on information obtained from public officials, officers of Glacier, and other sources believed by us to be responsible. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. For purposes of the opinions set forth below, we have also assumed, without independent investigation or verification, that: A. the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective (and such effectiveness shall not have been suspended, terminated or rescinded) and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement; B. a prospectus supplement to the prospectus contained in the Registration Statement, describing the Securities offered thereby, will have been prepared and filed with the Commission under the Securities Act; C. the authority granted in resolutions duly adopted by the Board of Directors, or a duly authorized committee thereof, will remain in effect at all relevant times and no Securities will be issued or other action taken in contravention of any applicable limits established pursuant to such resolutions from time to time; D. any applicable purchase, underwriting or similar agreement, and any other applicable agreement with respect to any Securities offered or sold, will have been duly authorized and validly executed and delivered; E. to the extent that the obligations of the Company under an Indenture may depend upon such matters, (i) the Trustee will be (A) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (B) duly qualified to engage in the activities

4913-4488-9714.2 Glacier Bancorp, Inc. October 30, 2025 Page 3 contemplated by an Indenture; (ii) a Form T-1 will be filed with the Commission with respect to the Trustee executing any Indenture or any supplemental indenture; (iii) the Indenture will constitute the legal, valid, and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iv) the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and (v) the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture; and F. all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable prospectus supplement. Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof: 1. With respect to the Depositary Shares, when (a) the terms of any applicable deposit agreements under which the Depositary Shares are to be issued have been duly established and any applicable deposit agreements have been duly authorized, executed, and delivered; (b) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable deposit agreements; and (c) the shares of Preferred Stock represented by the Depositary Shares have been duly delivered to the applicable depositaries and the depositary receipts evidencing the Depositary Shares have been duly issued against deposit of the Preferred Stock in accordance with the applicable deposit agreements and issued and sold as contemplated by the Registration Statement; and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Board of Directors, or a duly authorized committee thereof, and taken or completed so as (x) not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Glacier and (y) to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Glacier, the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the applicable deposit agreements. The Depositary

4913-4488-9714.2 Glacier Bancorp, Inc. October 30, 2025 Page 4 Shares covered by the opinion in this paragraph include any Depositary Shares that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities. 2. With respect to the Debt Securities, when (a) the applicable Indenture relating to the Debt Securities has been duly authorized, executed and delivered; (b) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Glacier, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Glacier; and (c) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement; and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Board of Directors, or a duly authorized committee thereof, the Debt Securities will constitute valid and legally binding obligations of Glacier. The Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities. 3. With respect to the Warrants, when (a) the terms of any applicable warrant agreements under which the Warrants are to be issued have been duly established and the applicable warrant agreements have been duly authorized, executed, and delivered; (b) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement; and (c) the Warrants have been duly issued, executed, and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated by the Registration Statement; and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Board of Directors, or a duly authorized committee thereof, and are taken and completed so as (x) not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Glacier and (y) to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Glacier, the Warrants will constitute valid and legally binding

4913-4488-9714.2 Glacier Bancorp, Inc. October 30, 2025 Page 5 obligations of Glacier. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities. 4. With respect to the Rights, when (a) the terms of any applicable rights agreement under which the Rights are to be issued have been duly established and the applicable rights agreements between Glacier and the rights agent named therein have been duly authorized, executed, and delivered; (b) the terms of the Rights and of their issuance and sale have been duly established in conformity with the applicable rights agreement; and (c) the Rights have been duly issued, executed, and authenticated in accordance with the applicable rights agreement and issued and sold as contemplated in the Registration Statement; and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Board of Directors, or a duly authorized committee thereof, and are taken and completed so as (x) not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Glacier and (y) to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Glacier, then the Rights will constitute valid and legally binding obligations of Glacier. 5. With respect to the Units, when (a) the terms of the unit agreements under which the Units are to be issued have been duly established and the unit agreements have been duly authorized, executed, and delivered; (b) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable unit agreements; and (c) the Units have been duly executed and authenticated in accordance with the applicable unit agreements and issued and sold as contemplated in the Registration Statement; and if all the foregoing actions are taken pursuant to the authority granted in resolutions duly adopted by the Board of Directors, or a duly authorized committee thereof, and are taken or completed so as (x) not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Glacier and (y) to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Glacier, the Units will constitute valid and legally binding obligations of Glacier. The Units covered by the opinion in this paragraph include

4913-4488-9714.2 Glacier Bancorp, Inc. October 30, 2025 Page 6 any Units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities. The opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; (ii) the effects of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. The foregoing opinions are limited to the laws of the state of New York and we express no opinion with respect to the laws of any other state or jurisdiction. With respect to all matters of the laws of the state of Montana, we have relied upon the opinion of Moore, Cockrell, Goicoechea & Johnson, P.C., of even date herewith and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion. In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or prospectus supplement regarding Glacier, the Securities, or the offer and sale of Securities pursuant to such prospectus or prospectus supplement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of the Securities” in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

4913-4488-9714.2 Glacier Bancorp, Inc. October 30, 2025 Page 7 This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. Our opinion is expressly limited to the matters set forth above. Very truly yours, /s/ Miller Nash LLP Miller Nash LLP